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                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                               MessageMedia, Inc.
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                (Name of Registrant as Specified in its Charter)

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   (Name of Person(s) Filing Proxy Statement if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

Title of each class of securities to which transaction applies:

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Aggregate number of securities to which transaction applies:

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Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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Proposed maximum aggregate value of transaction:

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Total fee paid:

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[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

Amount Previously Paid:

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Date Filed:

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                               MESSAGEMEDIA, INC.
                                6060 SPINE ROAD
                            BOULDER, COLORADO 80301

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON APRIL 27, 2000

To the Stockholders of MessageMedia, Inc.:

     Notice is hereby given that the Annual Meeting of Stockholders of MESSAGEMEDIA, INC., a Delaware corporation (the "Company"), will be held on April 27, 2000 at 10:00 a.m. local time at The Brown Palace, 321 17th Street, Denver, Colorado for the following purpose:

          1. To elect 6 directors to serve for the ensuing year and until their successors are elected.

          2. To approve an amendment to the Company's 1995 Stock Plan to increase the aggregate number of shares of Common Stock authorized for issuance under such plan from 7,000,000 to 9,000,000.

          3. To approve an amendment to the Company's Employee Stock Purchase Plan to increase the aggregate number of shares of Common Stock authorized for sale under such plan from 100,000 to 500,000.

          4. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2000.

          5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on March 10, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                            By Order of the Board of Directors

                                            /s/ Martin T. Johnson

                                            Martin T. Johnson
                                            Senior Vice President, Chief
                                            Financial Officer
                                              and Secretary

Boulder, Colorado
March 28, 2000

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WITH POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                               MESSAGEMEDIA, INC.
                                6060 SPINE ROAD
                            BOULDER, COLORADO 80301

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 27, 2000

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of MessageMedia, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on April 27, 2000, at 10:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at The Brown Palace, 321 17th Street, Denver, Colorado. The Company intends to mail this Proxy Statement and accompanying proxy card on or about March 28, 2000 to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

     The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

     Only holders of record of the Company's Common Stock at the close of business on March 10, 2000, the record date, will be entitled to notice of and to vote at the Annual Meeting. The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the record date. At the close of business on March 10, 2000, 55,619,114 shares of the Company's Common Stock were issued and outstanding.

     Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

     All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 6060 Spine Road, Boulder, Colorado 80301, a written notice of revocation or a duly executed proxy

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bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

     The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2001 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is November 28, 2000.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Board is currently comprised of eight members. Messrs. Fisher and Reischel have advised the Board that for personal reasons, they will not be candidates for re-election to the Board and that they will retire as directors immediately after the conclusion of the Annual Meeting. Because the Company is not, at the time of mailing this proxy, nominating a person to succeed either Mr. Fisher or Mr. Reischel on the Board, fewer nominees are being nominated for the office of director than the number of vacant seats following the Annual Meeting, which the board intends to eliminate by reducing the number of authorized directors to six. Proxies cannot be voted for more than the six named nominees.

     Each director to be elected will hold office until the next Annual Meeting of Stockholders and until his or her successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently a director of the Company, two directors having been elected by the stockholders and four directors, Dennis J. Cagan, R. Terry Duryea, A. Laurence Jones and Gerald A. Poch, having been elected by the Board.

     Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the six nominees named below, subject to the discretionary power to cumulate votes. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

     The six candidates receiving the highest number of affirmative votes cast at the meeting will be elected directors of the Company.

               THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR
                             OF EACH NAMED NOMINEE.

NOMINEES

     The names of the nominees and certain information about them are set forth below:

NAME                             AGE              POSITION HELD WITH THE COMPANY
----                             ---              ------------------------------
A. Laurence Jones..............  47    President and Chief Executive Officer and Director
Bradley A. Feld................  34    Co-Chairman of the Board of the Company
Gerald A. Poch.................  53    Co-Chairman of the Board of the Company
Dennis J. Cagan................  55    Director
R. Terry Duryea................  53    Director
Pamela H. Patsley..............  43    Director

     Mr. Jones became our President in March 1999 and our Chief Executive Officer and a director in April 1999. Prior to joining our company, Mr. Jones served as an operating affiliate of McCown De Leeuw & Co., a private equity firm, from January 1998 to February 1999. From 1993 to January 1998, Mr. Jones served as President and Chief Executive Officer of Neodata Services, Inc., a privately held direct marketing company.

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Mr. Jones serves as a director of Exabyte Corp. and Cooperative Computing,
Inc./Triad. Mr. Jones received a B.S. in Computer Science from Polytechnic Institute in 1975 and an M.B.A. from Boston University in 1980.

     Mr. Feld became Co-Chairman of our board of directors in June 1998. Mr. Feld is a Managing Director of SOFTBANK Technology Ventures IV LP and SOFTBANK Technology Advisors Fund LP, venture capital funds. Prior to joining these SOFTBANK entities in June 1996, he founded Intensity Ventures in 1995, a privately held company that helps launch and operate software companies and which was a venture affiliate of SOFTBANK Technology Ventures IV LP and SOFTBANK Technology Advisors Fund LP. From November 1993 to July 1995, Mr. Feld served as Chief Technology Officer of AmeriData Technologies, Inc. after it acquired Feld Technologies, which Mr. Feld founded in 1988 and had developed into a software consulting firm. Mr. Feld serves as Co-Chairman of the board of directors of Interliant, Inc., as well as a director of a number of privately held companies. Mr. Feld received an S.B. and an S.M. in Management Science in 1987 and 1988, respectively, from the Massachusetts Institute of Technology.

     Mr. Poch became one of our directors in March 1999 and Co-Chairman of our board of directors in April 1999. Mr. Poch is a Principal of Pequot Capital Management and joined the Pequot family of funds in 1998. Mr. Poch served as the Chairman, President and Chief Executive Officer of GE Capital Information Technology Solutions from August 1996 through June 1998. Mr. Poch co-founded AmeriData Technologies, Inc. and served as Co-Chairman of the board of directors and Co-President of AmeriData Technologies from 1991 until its acquisition by GE Capital in August 1996. Mr. Poch received a J.D. from Boston University School of Law in 1971 where he was Managing Editor of the Law Review. He is admitted to practice law in the States of New York, Massachusetts and the District of Columbia.

     Mr. Cagan served as our interim Chief Executive Officer from January 1999 to April 1999 and became one of our directors in February 1999. Mr. Cagan has served as a strategic management consultant since 1981 in the software and Internet industries. Mr. Cagan also served as Chief Executive Officer and Chairman of the board of directors of Human Race, Inc., a privately held company, from February 1998 through October 1998. From January 1996 through January 1997, Mr. Cagan served as Senior Vice President of Sales and Marketing and a director of Software.com, Inc., a privately held e-mail software company, and from September 1996 through December 1996 as Senior Vice President of Sales and Marketing and a director of Intervista Software, Inc., a computer software company, now a part of Computer Associates, Inc.. Mr. Cagan serves as Chairman of the board of directors of Acorn Technologies, Inc. and as a director of Commission Junction, Inc. and SupplySolution, Inc. Mr. Cagan attended the University of California-Los Angeles.

     Mr. Duryea became one of our directors in February 1999 and currently consults to several emerging technology-based companies. Between April 1995 and August 1997, Mr. Duryea served as Vice President Finance and Administration and Vice President Corporate Development and Professional Services at Network Associates, Inc. (formerly McAfee Associates), a publicly traded network security and management company. From November 1992 to April 1995, Mr. Duryea served as Senior Vice President of Finance and Administration for Unify Company, a privately held client server application development software tool company. Mr. Duryea received a B.S. in Industrial Engineering from the University of California at Berkeley and an M.B.A. from Stanford University in 1971.

     Ms. Patsley became one of our directors in December 1995. On April 1, 2000, she intends to become executive vice president of First Data Corp. and president of First Data Merchant Services, First Data Corp.'s merchant processing enterprise, which also includes the Telecheck check guarantee and approval business. Ms. Patsley is currently and has been President, Chief Executive Officer and a director of Paymentech, Inc., a payment processing company, since December 1995. She also has served as President and Chief Executive Officer of Paymentech Merchant Services, Inc., a wholly owned subsidiary of Paymentech, since December 1991. Ms. Patsley has served as Executive Vice President and Manager of First USA Financial Services, Inc., a wholly owned subsidiary of Paymentech, since July 1990 and as Chairman of the board of directors of First USA Financial Services, Inc. since August 1994. Ms. Patsley served as Executive Vice President and Secretary of First USA, Inc. from July 1989 until June 1997 and as Chief Financial Officer from January 1987 to April 1994. Before joining First USA, Patsley was with KPMG Peat Marwick. Ms. Patsley also serves as a

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director of Adolf Coors Company and Coors Brewing Company, its wholly owned subsidiary. Ms. Patsley received a B.S.B.A in Accounting from the University of Missouri in 1979 and is a certified public accountant.

BOARD COMMITTEES AND MEETINGS

     During 1999, the Board of Directors held fourteen meetings. The Board has an Audit Committee and a Compensation Committee.

     The Audit Committee held three meetings in 1999. The functions of the Audit Committee include recommending appointment of the Company's independent auditors to the Board and reviewing (i) the scope of the independent auditors' annual audit and their compensation, (ii) the general policies and procedures of the Company with respect to internal auditing, accounting and financial controls and
(iii) any change in accounting principles, significant audit adjustments proposed by the auditors and recommendations that the auditors may have with respect to policies and procedures. The Audit Committee is composed of three directors: Mr. Poch, Mr. Duryea and Ms. Patsley.

     The Compensation Committee held one meeting in 1999. The Compensation Committee monitors the nature and levels of compensation paid by the Company to its executive personnel. The Compensation Committee currently is composed of three directors: Messrs. Feld, Reischel and Poch. However, Mr. Rieschel has declined to stand for re-election to the Board and will not be a member of the Compensation Committee following the Annual Meeting, at which time the Board intends to consider committee assignments

     During 1999, all directors except Messrs. Fisher and Rieschel attended at least 75% of the aggregate of the meetings of the Board, and of the committees on which such director served, held during the period for which he or she was a director or committee member, respectively.

                                   PROPOSAL 2

                APPROVAL OF THE AMENDMENT TO THE 1995 STOCK PLAN

     In September 1995, the Board of Directors adopted, and the stockholders subsequently approved, the Company's 1995 Stock Plan (the "Option Plan") and reserved an aggregate of 2,000,000 shares of Common Stock for issuance to the Company's employees, directors and consultants. As a result of a series of amendments, as of March 10, 2000, there were 7,000,000 shares approved by the Board of Directors and the stockholders for issuance under the Option Plan.

     As of March 10, 2000, options to purchase a total of 4,247,909 shares were outstanding under the Option Plan and options to purchase 624,081 shares remained available for grant thereunder. The Company has granted options under the Option Plan at exercise prices ranging between $0.03 and $19.00 per share. Options to purchase an aggregate of 2,128,010 shares have been exercised through March 10, 2000.

     On February 29, 2000, the Board of Directors amended the Option Plan to increase the number of shares reserved for issuance thereunder from 7,000,000 to 9,000,000 shares.

     Stockholders are requested in this Proposal 2 to approve the Board's amendment to the Option Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the amendment to the Option Plan. Abstentions will be counted toward the tabulation of votes cast and will have the same effect as negative votes. Broker non-votes are not counted for any purpose in determining whether this matter has been approved.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL NUMBER 2.

     The material features of the Option Plan are outlined below:

GENERAL

     The Option Plan provides for the grant of both incentive and nonstatutory stock options. Incentive stock options granted under the Option Plan are intended to qualify as "incentive stock options" within the meaning
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of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").
Nonstatutory stock options granted under the Option Plan are not intended to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of options.

PURPOSE

     The Board adopted the Option Plan to provide a means by which employees, directors and consultants of the Company and its affiliates may be given an opportunity to purchase stock in the Company, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates. All of the employees, directors and consultants of the Company and its affiliates are eligible to participate in the Option Plan.

ADMINISTRATION

     The Board administers the Option Plan. Subject to the provisions of the Option Plan, the Board has the power to construe and interpret the Option Plan and to determine the persons to whom and the dates on which options will be granted, the number of shares of Common Stock to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, the type of consideration and other terms of the option. The Board has the power to delegate administration of the Option Plan to a committee composed of members of the Board. As used herein with respect to the Option Plan, the "Board" refers to any committee the Board appoints as well as to the Board itself. The regulations under Section 162(m) of the Code require that directors who serve as members of the committee be "outside directors."

ELIGIBILITY

     Incentive stock options may be granted under the Option Plan only to employees (including officers) of the Company and its affiliates. Employees (including officers), directors and consultants of both the Company and its affiliates are eligible to receive nonstatutory stock options under the Option Plan.

     No incentive stock option may be granted under the Option Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by an optionholder during any calendar year (under the Option Plan and all other such plans of the Company and its affiliates) may not exceed $100,000.

     No employee may be granted options under the Option Plan exercisable for more than 500,000 shares of Common Stock during any fiscal year ("Section 162(m) Limitation").

STOCK SUBJECT TO THE OPTION PLAN

     Subject to stockholder approval of this proposal, an aggregate of 9,000,000 shares of Common Stock is reserved for issuance under the Option Plan. If options granted under the Option Plan expire or otherwise terminate without being exercised, the shares of Common Stock not acquired pursuant to such options again become available for issuance under the Option Plan.

TERMS OF OPTIONS

     The following is a description of the permissible terms of options under the Option Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

     Exercise Price; Payment. The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant and, in some cases (see
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"Eligibility" above), may not be less than 110% of such fair market value. If options were granted with exercise prices below market value, deductions for compensation attributable to the exercise of such options could be limited by
Section 162(m) of the Code. See "Federal Income Tax Information." On March 10, 2000, the closing price of the Company's Common Stock as reported on the Nasdaq National Market was $14.00 per share.

     The exercise price of options granted under the Option Plan must be paid either in cash at the time the option is exercised or (i) by delivery of other Common Stock of the Company, (ii) pursuant to a deferred payment arrangement or
(iii) any combination of the above.

     Option Exercise. Options granted under the Option Plan may become exercisable in cumulative increments ("vest") as determined by the Board. Shares covered by currently outstanding options under the Option Plan typically vest at the rate of 25% at the end of the first year from the date of grant and then ratably each month over the next three years during the optionholder's employment by, or service as a director or consultant to, the Company or an affiliate (collectively, "service"). Shares covered by options granted in the future under the Option Plan may be subject to different vesting terms.

     Term. The maximum term of options under the Option Plan is ten years, except that in certain cases (see "Eligibility") the maximum term is five years. Options under the Option Plan generally terminate three months after termination of the optionholder's service unless (i) such termination is due to the optionholder's permanent disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination, (ii) the optionholder dies before the optionholder's service has terminated, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the optionholder's death) within 12 months of the optionholder's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution or (iii) the option by its terms specifically provides otherwise.

RESTRICTIONS ON TRANSFER

     The optionholder may not transfer an option other than by will or by the laws of descent and distribution. During the lifetime of the optionholder, only the optionholder may exercise an option.

ADJUSTMENT PROVISIONS

     Transactions not involving receipt of consideration by the Company, such as a reorganization, stock dividend or stock split, may change the class and number of shares of Common Stock subject to the Option Plan and outstanding options. In that event, the Option Plan will be appropriately adjusted as to the class and the maximum number of shares of Common Stock subject to the Option Plan, and outstanding options will be adjusted as to the class, number of shares and price per share of Common Stock subject to such options.

EFFECT OF CERTAIN CORPORATE EVENTS

     The Option Plan provides that, in the event of a merger, acquisition, consolidation or sale of substantially all of the assets of the Company, specified types of merger, or other corporate reorganization ("change in control"), any surviving corporation will be required to either assume options outstanding under the Option Plan or substitute similar options for those outstanding under the Option Plan. If any surviving corporation declines to assume options outstanding under the Option Plan, or to substitute similar options, then the vesting and the time during which such options may be exercised will be accelerated. If an option is exercisable in lieu of assumption or substitution, the Board will notify the optionee that the option shall be fully exercisable for 15 days from the date of such notice, and the option will terminate upon expiration of such period. The acceleration of an option in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

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DURATION, AMENDMENT AND TERMINATION

     The Board may suspend or terminate the Option Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the Option Plan will terminate in September 2005.

     The Board may also amend the Option Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within 12 months before or after its adoption by the Board if the amendment would (i) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the Option Plan to satisfy Section 422 of the Code, if applicable, or Rule 16b-3 of the Securities Exchange Act of 1934 (the "Exchange Act"), (ii) increase the number of shares reserved for issuance upon exercise of options or (iii) change any other provision of the Option Plan in any other way if such modification requires stockholder approval in order to comply with Rule 16b-3 of the Exchange Act or satisfy the requirements of Section 422 of the Code or any securities exchange listing requirements. The Board may submit any other amendment to the Option Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

FEDERAL INCOME TAX INFORMATION

     Long-term capital gains currently are generally subject to lower tax rates than ordinary income or short-term capital gains. The maximum long-term capital gains rate for federal income tax purposes is currently 20% while the maximum ordinary income rate and short-term capital gains rate is effectively 39.6%. Slightly different rules may apply to optionholders who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

     Incentive Stock Options. Incentive stock options under the Option Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

     There generally are no federal income tax consequences to the optionholder or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionholder's alternative minimum tax liability, if any.

     If an optionholder holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionholder upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss.

     Generally, if the optionholder disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), then at the time of disposition the optionholder will realize taxable ordinary income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the exercise price or (ii) the optionholder's actual gain, if any, on the purchase and sale. The optionholder's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

     To the extent the optionholder recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

     Nonstatutory Stock Options. Nonstatutory stock options granted under the Option Plan generally have the following federal income tax consequences:

     There are no tax consequences to the optionholder or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionholder normally will recognize taxable ordinary income equal to the excess, if any, of the stock's fair market value on the date of exercise over the option exercise price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to
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be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionholder.

     Upon disposition of the stock, the optionholder will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option (or vesting of the stock). Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionholders who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

     Potential Limitation on Company Deductions. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

     Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation if the option is granted by a compensation committee comprised solely of "outside directors" and either (i) the plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the stockholders and the exercise price of the option is no less than the fair market value of the stock on the date of grant or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the option is approved by stockholders.

                               NEW PLAN BENEFITS

     The following table presents certain information with respect to shares granted during the Company's last fiscal year under the Option Plan to (i) the executive officers named in the Summary Compensation Table, (ii) all current executive officers as a group, (iii) all employees, including all current officers who are not executive officers, as a group and (iv) all current non-employee directors as a group. As of March 10, 2000 there has been no determination by the Compensation Committee with respect to future awards under the Option Plan.

                                                                                   NUMBER OF SHARES
                                                                                  UNDERLYING OPTIONS
NAME AND POSITION                                            DOLLAR VALUE($)(1)        GRANTED
-----------------                                            ------------------   ------------------
A. Laurence Jones..........................................         406,000              65,000
  President, Chief Executive Officer and Director
Keith Kendrick.............................................               0                   0
  Former President
Dennis J. Cagan............................................       1,209,450             150,000
  Former Chief Executive Officer and current Director
Mary Beth Loesch...........................................       3,075,000             300,000
  Senior Vice President, Corporate Development
Elizabeth Wallace..........................................       3,300,000             275,000
  Senior Vice President, Sales and Service
David B. Ehrenthal.........................................         111,260              20,000
  Vice President, International Development
Robin Green................................................       4,100,000             400,000
  Former Vice President, Sales
All current executive officers as a group..................      10,006,250             940,000
All current non-employee directors as a group(2)...........       1,197,520             160,000
All employees, including all current officers who are not
  executive officers, as a group...........................      19,284,207           1,942,233

---------------

(1) Exercise price multiplied by the number of shares granted.

(2) Each non-employee director of the Company also receives an option to purchase 10,000 shares of the Company's Common Stock immediately following each of the Company's Annual Meetings of Stockholders under the Option Plan. In addition, each new non-employee director of the Company receives an option to purchase 20,000 shares of Common Stock under the Option Plan upon becoming non-employee directors.

OTHER STOCK PLANS OF THE COMPANY

     1994 Stock Plan. The 1994 Incentive and Non-Statutory Stock Option Plan (the "1994 Stock Plan") provides for the grant of stock options to employees, officers, directors of and certain other persons providing services to the Company. Under the 1994 Stock Plan, the Company may grant options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Code and options not intended to qualify as incentive stock options. Incentive stock options may only be granted to employees of the Company. Under the 1994 Stock Plan, 18,668 shares of Common Stock were subject to outstanding options as of March 10, 2000. By resolution of the Board of Directors of the Company, no additional options may be granted under the 1994 Stock Plan. The 1994 Stock Plan is administered by the Board of Directors or a committee thereof. Generally, options vest over two years and must be exercised within ten years from the date of grant. All options are non-transferable other than by will or the laws of descent and distribution.

     1999 Non-Officer Stock Plan. The 1999 Non-Officer Stock Option Plan (the "1999 Stock Plan") provides for the grant of stock options to employees and consultants of the Company. Under the 1999 Stock Plan, the Company may grant options that are nonstatutory stock options. The maximum aggregate number of options which may be issued under the terms of the 1999 Stock Plan is 1,158,000 as of March 10, 2000. The

1999 Stock Plan is administered by the Board of Directors or a committee thereof. Generally, options vest over four years and must be exercised within ten years from the date of grant. All options are non-transferable other than by will or the laws of descent and distribution. The 1999 Stock Plan does not require stockholder approval.

     Options Outside Any Option Plan. Pursuant to the terms of the December 22, 1995 Series B Preferred Stock Purchase Agreement, on April 11, 1996 the Company's Board of Directors granted options to purchase 1,000,000 shares of its Common Stock to officers, directors and key employees of the Company at an exercise price of $6.30 per share. All of these options are fully vested and, as of December 31, 1999, none have been exercised. In 1999, the Company's Board of Directors granted additional options to purchase 2,173,000 shares of its Common Stock to officers and directors of the Company, of which, as of December 31, 1999, options exercisable for 254,832 shares were vested. All of these options were granted outside of the Company's stock option plans.

     Assumed Option Plans. On August 9, 1999, the Company acquired all of the common stock and all outstanding rights to acquire shares of the common stock of Revnet Systems Inc. In connection with such acquisition, the Company assumed options to acquire up to approximately 681,675 additional shares of the Company's Common Stock, at a weighted average exercise price of $1.36. On August 16, 1999, the Company acquired all of the common stock and all outstanding rights to acquire shares of the common stock of Decisive Technology Corporation. The Company assumed options to acquire up to approximately 466,818 additional shares of the Company's Common Stock, at a weighted average exercise price of $2.69.

                                   PROPOSAL 3

         APPROVAL OF THE AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN

     In July 1996, the Board of Directors adopted, and in October 1996 the shareholders approved, the Company's Employee Stock Purchase Plan (the "Purchase Plan"). Initially, 100,000 shares of Common Stock were reserved for sale to the Company's employees.

     As of March 10, 2000, the Company has sold 87,415 shares of Common Stock under the Purchase Plan.

     On February 29, 1999, 2000, the Board of Directors amended the Purchase Plan to increase the number of shares reserved for sale thereunder to 500,000 shares.

     Stockholders are requested in this Proposal 3 to approve the Board's amendment to the Purchase Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the amendment to the Purchase Plan. Abstentions will be counted toward the tabulation of votes cast and will have the same effect as negative votes. Broker non-votes are not counted for any purpose in determining whether this matter has been approved.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL NUMBER 3.

     The material features of the Purchase Plan are outlined below:

PURPOSE

     The Purchase Plan is intended to promote the interests of the Company by providing eligible employees with the opportunity to acquire a proprietary interest in the Company through participation in a payroll-deduction based employee stock purchase plan designed to qualify under Section 423 of the Code.

ADMINISTRATION

     The Purchase Plan is administered by the Board of Directors or any committee of two or more Board members appointed by the Board to administer the Purchase Plan (the "Plan Administrator"), which has the final power to construe and interpret the Purchase Plan and the rights granted under it. The Board may abolish any such committee at any time and revest in the Board the administration of the Purchase Plan. The Board has the power, subject to the provisions of the Purchase Plan, to determine when and how rights to purchase Common Stock of the Company will be granted, the provisions of each offering of such rights (which need not be identical) and whether any parent or subsidiary of the Company shall be eligible to participate in such plan. The Board has delegated administration of the Purchase Plan to the Compensation Committee.

STOCK SUBJECT TO PLAN

     The stock purchasable under the Purchase Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market. If Proposal 3 is approved by the stockholders, the maximum number of shares of Common Stock which may be issued over the term of the Purchase Plan shall not exceed 500,000 shares.

     Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and class of securities issuable under the Purchase Plan,
(ii) the maximum number and class of securities purchasable per eligible employee on any one purchase date and (iii) the number and class of securities and the price per share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits thereunder.

OFFERING PERIODS

     Shares of Common Stock shall be offered for purchase under the Purchase Plan through a series of successive offering periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Purchase Plan shall have been purchased or (ii) the Purchase Plan shall have been sooner terminated.

     Each offering period shall be comprised of a series of successive quarterly purchase intervals. Purchase intervals shall begin on the first business day in January, April, July and October each year and terminate on the last business day in the following March, June, August and December, respectively.

ELIGIBILITY

     Each person who is employed by the Company or an affiliate on a basis under which he or she is regularly expected to render more than 20 hours of service per week for more than five months per calendar year shall be eligible to enter an offering period under the Purchase Plan on the start date of any purchase interval within that offering period, provided he or she remains an eligible employee on that date. The date an individual enters an offering period shall be designated his or her entry date for purposes of that offering period.

     To participate in the Purchase Plan for a particular offering period, the eligible employee must complete the enrollment forms prescribed by the Plan Administrator (including a stock purchase agreement and a payroll deduction authorization form) and file such forms with the Plan Administrator (or its designate) on or before his or her scheduled entry date.

PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS

     The payroll deduction authorized by the participant for purposes of acquiring shares of Common Stock during any offering period may be a fixed dollar amount or any multiple of 1% of the base salary paid to the participant during each purchase interval within that offering period. In all cases, the payroll deduction may not exceed a maximum of 20% of base salary. The deduction rate so authorized shall continue in effect throughout the offering period. The participant may, prior to the beginning of any purchase interval during the offering period, reduce or increase his or her payroll deduction by filing the appropriate form with the Plan Administrator. The new payroll deduction shall become effective as of the start date of the first purchase interval following the filing of such form.

     Payroll deductions shall begin with the first pay day following the participant's entry date into the offering period and shall (unless sooner terminated by the participant) continue through the pay day ending with or immediately prior to the last day of that offering period. The amounts so collected shall be credited to the participant's book account under the Purchase Plan, but no interest shall be paid on the balance from time to time outstanding in such account. The amounts collected from the participant shall not be held in any segregated account or trust fund and may be commingled with the general assets of the Company and used for general corporate purposes.

     Payroll deductions shall automatically cease upon the termination of the participant's purchase right in accordance with the provisions of the Purchase Plan.

     The participant's acquisition of Common Stock under the Purchase Plan on any purchase date shall neither limit nor require the participant's acquisition of Common Stock on any subsequent purchase date, whether within the same or a different offering period.

PURCHASE RIGHTS

     A participant shall be granted a separate purchase right for each offering period in which he or she participates. The purchase right shall be granted on the participant's entry date into the offering period and shall provide the participant with the right to purchase shares of Common Stock, in a series of successive installments over the remainder of such offering period, upon the terms set forth below. The participant shall execute a stock purchase agreement embodying such terms and conditions (not inconsistent with the Purchase Plan) as the Plan Administrator may deem advisable.

     Under no circumstances shall purchase rights be granted under the Purchase Plan to any eligible employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any affiliate.

     Each purchase right shall be automatically exercised in installments on each successive purchase date within the offering period, and shares of Common Stock shall accordingly be purchased on behalf of each participant (other than any participant whose payroll deductions have previously been refunded on each such purchase date. The purchase shall be effected by applying the participant's payroll deductions for the purchase interval ending on such purchase date to the purchase of shares of Common Stock (subject to the limitation on the maximum number of shares purchasable per participant on any one purchase date) at the purchase price in effect for the participant for that purchase date.

PURCHASE PRICE

     The purchase price per share at which Common Stock will be purchased on the participant's behalf on each purchase date within the offering period shall be equal to 85% of the lower of (i) the fair market value per share of Common Stock on the first business day of each purchase interval or (ii) the fair market value per share of Common Stock on that purchase date.

     Should the total number of shares of Common Stock which are to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Purchase Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded.

     The purchase right shall be exercisable only by the participant and shall not be assignable or transferable by the participant.

     A participant shall have no stockholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the participant's behalf in accordance with the provisions of the Purchase Plan and the participant has become a holder of record of the purchased shares.

ACCRUAL LIMITATIONS

     No participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under the Purchase Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Purchase Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Company or any affiliate, would otherwise permit such participant to purchase more than $25,000 worth of stock of the Company or an affiliate (determined on the basis of the fair market value of such stock on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

TERM OF THE PLAN

     Unless sooner terminated by the Board, the Purchase Plan shall terminate upon the earliest of (i) the last business day of December 2006, (ii) the date on which all shares available for issuance under the Purchase Plan shall have been sold pursuant to purchase rights exercised under the Purchase Plan or (iii) the date on which all purchase rights are exercised in connection with an acquisition or change of control of the Company. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Purchase Plan following such termination.

AMENDMENT OF THE PLAN

     The Board may alter, amend, suspend or discontinue the Plan at any time to become effective immediately following the close of any purchase interval, provided that the Board may condition the effectiveness of any such amendment on the Company having obtained the prior approval of the Company's stockholders.

GENERAL PROVISIONS

     All costs and expenses incurred in the administration of the Purchase Plan shall be paid by the Company.

     Nothing in the Purchase Plan shall confer upon the Participant any right to continue in the employ of the Company or any affiliate of the Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any affiliate of the Company employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person's employment at any time for any reason, with or without cause.

FEDERAL INCOME TAX INFORMATION

     Rights granted under the Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Code.

     A participant will be taxed on amounts withheld for the purchase of shares as if such amounts were actually received. Other than this, no income will be taxable to a participant until disposition of the shares acquired, and the method of taxation will depend upon the holding period of the purchase shares.

     If the stock is disposed of at least two years after the beginning of the offering period and at least one year after the stock is transferred to the participant, then the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the exercise price or (ii) the excess of the fair market value of the stock as of the beginning of the offering period over the exercise price (determined as of the beginning of the offering period) will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. Capital gains currently are generally subject to lower tax rates than ordinary income. The maximum long-term capital gains rate for federal income tax purposes is 20% while the maximum ordinary rate is effectively 39.6% at the present time.

     If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the exercise date over the exercise price will be treated as ordinary income at the time of such disposition, and the Company may, in the future, be required to withhold income taxes relating to such ordinary income from other payments made to the participant. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the exercise date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such exercise date. Any capital gain or loss will be long or short-term depending on how long the stock has been held.

     In general, there are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the Purchase Plan. The Company is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant, either due to a difference between the purchase price and the value of the underlying stock on the grant date (or, if less, said difference on the applicable purchase date), or because of a disposition of stock purchase before the required holding periods expire (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation).

                               NEW PLAN BENEFITS

     The following table presents certain information with respect to shares purchased during the Company's last fiscal year under the Purchase Plan by (i) the executive officers named in the Summary Compensation Table, (ii) all current executive officers as a group, (iii) all employees, including all current officers who are not executive officers, as a group and (iv) all current non-employee directors as a group.

                                                                DOLLAR      NUMBER OF SHARES
NAME AND POSITION                                             VALUE($)(1)      PURCHASED
-----------------                                             -----------   ----------------
A. Laurence Jones...........................................   $      0               0
  President, Chief Executive Officer and Director
Keith Kendrick..............................................          0               0
  Former President
Dennis J. Cagan.............................................          0               0
  Former Chief Executive Officer and current Director
Mary Beth Loesch............................................          0               0
  Senior Vice President, Corporate Development
Elizabeth Wallace...........................................      1,195             100
  Senior Vice President, Sales and Service
Robin Green.................................................          0               0
  Former Vice President, Sales
David B. Ehrenthal..........................................          0               0
  Vice President, International Development
All current executive officers as a group...................      1,195             100
All current non-employee directors as a group...............          0               0
All employees, including all current officers who are not
  executive officers, as a group............................    272,575          47,248

---------------

(1) Purchase price multiplied by the number of shares acquired.

                                   PROPOSAL 4

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2000 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since its inception. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 4.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of the Company's Common Stock as of March 10, 2000 by: (i) each director and nominee for director, (ii) each of the executive officers named in the Summary Compensation Table, (iii) all current executive officers and directors of the Company as a group and (iv) all those known by the Company to be beneficial owners of more than 5% of its Common Stock.

                                                               BENEFICIAL OWNERSHIP(1)
                                                              -------------------------
                                                              NUMBER OF      PERCENT OF
BENEFICIAL OWNER                                                SHARES         TOTAL
----------------                                              ----------     ----------
SOFTBANK Corp. .............................................  22,276,879(2)    40.05%
  10 Langley Road, #403
  Newton Center, MA 02159
Bradley A. Feld.............................................  11,310,153(3)    20.34%
  P.O. Box E
  Eldorado Springs, CO 80025
Gary Rieschel...............................................  10,828,845(4)    19.47%
STV IV LLC..................................................  10,819,678(5)    19.45%
  200 W. Evelyn Ave., Suite 200
  Mountain View, CA 94043
SOFTBANK Technology Ventures IV LP..........................  10,616,268       19.09%
  200 W. Evelyn Ave., Suite 200
  Mountain View, CA 94043
Ronald D. Fisher............................................  10,332,844(6)    18.58%
SOFTBANK America Inc. ......................................  10,323,677(7)    18.56
  300 Delaware Ave., Suite 909
  Wilmington, DE 19801
Gerald A. Poch..............................................   2,865,747(8)     5.15%
  Pequot Capital Management, Inc.
  500 Nyala Farm Road
  Westport, CT 06880
Pamela H. Patsley...........................................     863,855(9)     1.55%
  First USA Paymentech, Inc.
  1601 Elm Street, 9th Floor
  Dallas, TX 75201
A. Laurence Jones...........................................     424,918(10)    *
Dennis J. Cagan.............................................     272,000(11)    *
  4444 Via Alegre
  Santa Barbara, CA 93110
Robin Green.................................................     108,934(12)    *
Mary Beth Loesch............................................      82,250(13)    *
David B. Ehrenthal..........................................      53,959(14)    *
Elizabeth Wallace...........................................      31,350(15)    *
R. Terry Duryea.............................................       6,250(16)    *
Keith S. Kendrick...........................................           0(17)    *
All current executive officers and directors as a group, 11
  persons...................................................  26,198,534(18)   47.10%

---------------

 (1) The share ownership information contained in this table is based upon information supplied by directors and executive officers and, with respect to our non-affiliated stockholders, upon public filings with the

     SEC and information provided by the Nasdaq Stock Market, Inc. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to warrants or options currently exercisable or exercisable within 60 days of March 10, 2000 are deemed outstanding for computing the percentage of the person or entity holding such securities, but are not deemed outstanding for computing the percentage of any other person or entity. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Percentage of beneficial ownership is based on 55,619,114 shares of common stock outstanding as of March 10, 2000. Except as otherwise noted, the mailing address for each named individual is that of the Company, 6060 Spine Road, Boulder, Colorado 80301.

 (2) Includes 10,323,677 shares held of record by SOFTBANK America Inc., a wholly-owned subsidiary of SOFTBANK Holdings, Inc., which in turn is a wholly-owned subsidiary of SOFTBANK Corp., 10,616,268 shares held of record by SOFTBANK Technology Ventures IV LP, an affiliate of SOFTBANK Corp., 879,488 shares held of record by Softven No. 2 Investment Enterprise Partnership, an affiliate of SOFTBANK Corp., 254,036 shares held by SOFTBANK Ventures, Inc., which is wholly-owned by SOFTBANK Corp., and 203,410 shares held of record by SOFTBANK Technology Advisors Fund LP, an affiliate of SOFTBANK Corp. SOFTBANK Corp. disclaims beneficial ownership of the shares held by SOFTBANK Technology Ventures IV LP and SOFTBANK Advisors Fund LP. Does not include shares over which SOFTBANK Corp. shares voting power with Mr. Lee H. Stein, Mrs. June Stein, Paymentech Merchant Services, Inc. and First USA Financial, Inc. pursuant to a Voting Agreement dated as of June 2, 1998. See Statement on Schedule 13D filed on September 1, 1999 by SOFTBANK Corp. and its affiliates.

 (3) Includes 481,308 shares held of record by Mr. Feld, 9,167 shares subject to options exercisable within 60 days of March 10, 2000, 203,410 shares held of record by SOFTBANK Technology Advisors Fund LP and 10,616,268 shares held of record by SOFTBANK Technology Ventures IV LP. Mr. Feld is a Managing Director of STV IV LLC, the general partner of SOFTBANK Technology Ventures IV LP and SOFTBANK Technology Advisors Fund LP, and disclaims beneficial ownership of the shares held by SOFTBANK Technology Ventures IV LP and SOFTBANK Technology Advisors Fund LP.

 (4) Includes 9,167 shares subject to options exercisable within 60 days of March 10, 2000, 203,410 shares held of record by SOFTBANK Technology Advisors Fund LP and 10,616,268 shares held of record by SOFTBANK Technology Ventures IV LP. Mr. Rieschel is the Executive Managing Director of STV IV LLC, the general partner of SOFTBANK Technology Ventures IV LP and SOFTBANK Technology Advisors Fund LP., and serves as a director of SOFTBANK Corp. Mr. Rieschel disclaims beneficial ownership of the shares held by SOFTBANK America, Inc., SOFTBANK Technology Ventures IV LP, Softven No. 2 Investment Enterprise Partnership, SOFTBANK Ventures, Inc. and SOFTBANK Technology Advisors Fund LP.

 (5) Includes 203,410 shares held of record by SOFTBANK Technology Advisors Fund LP and 10,616,268 shares held of record by SOFTBANK Technology Ventures IV LP. Does not include shares over which SOFTBANK Technology Ventures IV LP shares voting power with Mr. Lee H. Stein, Mrs. June Stein, Paymentech Merchant Services, Inc. and First USA Financial, Inc. pursuant to a Voting Agreement dated as of June 2, 1998. See Statement on Schedule 13D filed on September 1, 1999 by SOFTBANK Corp. and its affiliates.

 (6) Includes 9,167 shares subject to options exercisable within 60 days of March 10, 2000 and 10,323,677 shares held of record by SOFTBANK America Inc. Mr. Fisher is the Vice Chairman of SOFTBANK America Inc. and SOFTBANK Holdings Inc. and the designated representative of SOFTBANK Holdings Inc., the Administrative Member of STV IV LLC. Mr. Fisher also serves as a director of SOFTBANK Corp. Mr. Fisher disclaims beneficial ownership of the shares held by SOFTBANK America, Inc., SOFTBANK Technology Ventures IV LP, Softven No. 2 Investment Enterprise Partnership, SOFTBANK Ventures, Inc. and SOFTBANK Technology Advisors Fund LP.

 (7) SOFTBANK America Inc. is a wholly-owned subsidiary of SOFTBANK Holdings, Inc., which in turn is a wholly-owned subsidiary of SOFTBANK Corp.

 (8) Includes 25,000 shares subject to options exercisable within 60 days of March 10, 2000. Includes 2,521,497 shares held by Pequot Private Equity Fund, L.P. and 319,250 shares held by Pequot Offshore Private Equity Fund, Inc., of which Mr. Poch disclaims beneficial ownership. Mr. Poch, one of our directors, is a Principal in Pequot Capital Management, which is an affiliate of Pequot Private Equity Fund, L.P. and Pequot Offshore Private Equity Fund, Inc.

 (9) Includes 11,583 shares subject to options exercisable within 60 days of March 10, 2000, 2,000 shares held of record by Ms. Patsley and 852,272 shares held by Paymentech Merchant Services, Inc., a wholly owned subsidiary of Paymentech, Inc., of which Ms. Patsley is President and Chief Executive Officer. On April 1, 2000, Patsley intends to become executive vice president of First Data Corp. and president of First Data Merchant Services, First Data Corp.'s merchant processing enterprise. Ms. Patsley disclaims beneficial ownership of the shares held by Paymentech Merchant Services, Inc. Does not include shares over which Paymentech Merchant Services, Inc. shares voting power with First USA Financial, Inc., SOFTBANK Corp., SOFTBANK Technology Ventures IV LP, Mr. Lee H. Stein and Mrs. June Stein, pursuant to a Voting Agreement dated as of June 2, 1998. See Statement on Schedule 13D filed on September 1, 1999 by SOFTBANK Corp. and its affiliates.

(10) Includes 424,472 shares subject to options exercisable within 60 days of March 10, 2000 and 446 shares owned.

(11) Includes 150,000 shares subject to options exercisable within 60 days of March 10, 2000 and 122,000 shares owned.

(12) Includes 108,334 shares subject to options exercisable within 60 days of March 10, 2000 and 600 shares owned.

(13) Includes 81,250 shares subject to options exercisable within 60 days of March 10, 2000 and 1000 shares owned.

(14) Includes 23,959 shares subject to options exercisable within 60 days of March 10, 2000 and 30,000 shares owned.

(15) Includes 31,250 shares subject to options exercisable within 60 days of March 10, 2000 and 100 shares owned.

(16) Includes 6,250 shares subject to options exercisable within 60 days of March 10, 2000.

(17) Mr. Kendrick's employment with us terminated in January 1999.

(18) Includes 757,306 shares subject to options exercisable within 60 days of March 10, 2000 and 24,836,374 shares held by entities affiliated with our current directors and executive officers. See Notes 3, 4, 6, 8, 9, 10, 11, 13, 15 and 16 above.

 *   Represents beneficial ownership of less than 1%.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during 1999, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except that the following forms were filed late: Robin Green -- Form 3, Mary Beth Loesch -- Form 3, David Ehrenthal -- Forms 4 and 5, Gary E. Rieschel -- Form 4, SOFTBANK Technology Ventures IV LP -- Form 4 and A. Laurence Jones -- Form 4.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

     The members of the Board of Directors are eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings. Each non-employee director of the Company also receives an option to purchase 10,000 shares of the Company's Common Stock immediately following each of the Company's Annual Meetings of Stockholders under the Option Plan. In addition, each new non-employee director of the Company receives an option to purchase 20,000 shares of Common Stock under the Option Plan upon becoming non-employee directors. These options vest as to 25% of the shares covered by the option on the one year anniversary of the date of grant, and the remaining shares vest ratably each month over the next three years and have a term of 10 years.

     During 1999, the Company granted an option to purchase 20,000 shares to each of the new non-employee directors of the Company and an option to purchase 10,000 shares to the remaining non-employee directors of the Company (excluding Mr. Poch), each at an exercise price per share of $7.87 and $8.81, respectively, the fair market value of such Common Stock on the date of grant (based on the closing sales price reported on the Nasdaq National Market for the date of grant).

     On January 28, 1999, the Company granted an option to purchase 150,000 shares of Common Stock to Mr. Cagan at an exercise price per share of $8.063. The fair market value of such Common Stock on the date of grant was $8.063 per share (based on the closing sales price reported on the Nasdaq National Market for the date of grant). This option is fully vested and has a term of 10 years.

     On March 26, 1999, the Company granted an option to purchase 100,000 shares of Common Stock to Mr. Poch at an exercise price per share of $6.875. The fair market value of such Common Stock on the date of grant was $6.875 per share (based on the closing sales price reported on the Nasdaq National Market for the date of grant). This option vests annually over a four-year period and has a term of 10 years.

EXECUTIVE COMPENSATION

     The following table shows for 1999, 1998 and 1997 compensation earned by the three persons serving in the capacity as the Company's Chief Executive Officer or similar capacity during 1999, the two most highly compensated executive officers whose total compensation in 1999 exceeded $100,000 and two additional individuals who would have been among the four most highly compensated executive officers had they been serving as an executive officer at the end of 1999 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                                                                    COMPENSATION
                                                   ANNUAL COMPENSATION(1)              AWARDS
                                            -------------------------------------   ------------
                                                                     OTHER ANNUAL    SECURITIES     ALL OTHER
                                                           BONUS     COMPENSATION    UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION          YEAR   SALARY($)       ($)          ($)         OPTIONS(#)        ($)
---------------------------          ----   ---------     --------   ------------   ------------   ------------
A. Laurence Jones(2)...............  1999    197,916           --           --       1,500,000(3)          --
  President and Chief Executive
    Officer
Keith S. Kendrick(4)...............  1999     32,532           --           --              --             --
  Former President                   1998    215,000           --           --         383,000             --
                                     1997    148,686       83,000(5)    83,000(6)      155,000(7)          --
Dennis J. Cagan(8).................  1999    198,685      100,000           --              --             --
  Former Chief Executive Officer
    and current Director
Mary Beth Loesch(9)................  1999    113,333      100,000           --         300,000             --
  Senior Vice President, Corporate
    Development
Elizabeth Wallace(10)..............  1999    101,314           --           --              --             --
  Senior Vice President, Sales and
    Service
Robin Green(11)....................  1999    137,499      154,165       73,529         400,000             --
  Former Vice President, Sales
David B. Ehrenthal(12).............  1999    168,500       95,000           --              --             --
  Vice President, International      1998    167,173(13)       --       30,000(14)     250,000(15)         --
  Development

---------------

 (1) As permitted by rules promulgated by the SEC, no amounts are shown or with respect to certain "perquisites" where such amounts do not exceed the lesser of 10% of salary plus bonus or $50,000.

 (2) Mr. Jones started employment with the Company in March 1999, and became Chief Executive Officer in April 1999.

 (3) 65,000 options were granted pursuant to the Option Plan. All others are options were granted outside of any option plan.

 (4) Mr. Kendrick served as the Company's President (the principal executive officer) from June 1998 until his employment with the Company terminated in January 1999.

 (5) Consists of payment in respect of tax liability for reimbursed relocation and other expenses.

 (6) Consists of reimbursements for relocation and other expenses.

 (7) Includes options to purchase 155,000 shares which have been cancelled due to repricing in April 1998.

 (8) Mr. Cagan served as interim Chief Executive Officer from January 1999 to April 1999.

 (9) Ms. Loesch started employment with the Company in April 1999.

(10) Ms. Wallace started employment with the Company in May 1999.

(11) Mr. Green started employment with the Company in April 1999. Mr. Green resigned his position as the Company's Vice President of Sales and Marketing in November 1999. He now is employed on a part-time basis as an advisor and assistant in sales and marketing.

(12) Mr. Ehrenthal started employment with the Company in March 1998. Mr. Ehrenthal resigned his position as the Company's Vice President of Sales and Marketing in April 1999. He now is employed as Managing Director, MessageMedia/Europe.

(13) Includes $12,000 paid by the Company to Mr. Ehrenthal for consulting services provided to the Company before Mr. Ehrenthal became an employee.

(14) Consists of a payment made by the Company for relocation expenses.

(15) Includes options to purchase 100,000 shares which have been cancelled due to repricing in April 1998.

STOCK OPTION GRANTS AND EXERCISES

     The Company grants options to its executive officers both under the Option Plan and outside the plan. As of March 10, 2000, options to purchase a total of 4,247,909 shares were outstanding under the Option Plan and options to purchase 624,081 shares remained available for grant thereunder.

     The following tables show for 1999 certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:

                       OPTION GRANTS IN FISCAL YEAR 1999

                                             INDIVIDUAL GRANTS
                             --------------------------------------------------    POTENTIAL REALIZABLE
                             NUMBER OF    % OF TOTAL                                 VALUE AT ASSUMED
                             SECURITIES    OPTIONS                                ANNUAL RATES OF STOCK
                             UNDERLYING   GRANTED TO                              PRICE APPRECIATION FOR
                              OPTIONS     EMPLOYEES    EXERCISE OR                    OPTION TERM(4)
                              GRANTED     IN FISCAL    BASE PRICE    EXPIRATION   ----------------------
NAME                           (#)(1)      YEAR(2)      ($/SH)(3)       DATE        5%($)       10%($)
----                         ----------   ----------   -----------   ----------   ---------   ----------
A. Laurence Jones..........  1,500,000      20.58          6.25        2/28/09    5,895,887   14,941,336
Keith S. Kendrick..........         --         --            --             --           --           --
Dennis Cagan...............    150,000       2.06          8.06        1/27/09      760,334    1,926,835
Mary Beth Loesch...........    300,000       4.12         10.25         4/6/09    1,933,851    4,900,758
Elizabeth Wallace..........    125,000       1.72        12.375         5/6/09      972,821    2,465,320
                               150,000       2.06         11.68       10/31/09    1,101,823    2,792,237
Robin Green................    400,000       5.49         10.25         4/4/99    2,578,468    6,534,344
David B. Ehrenthal.........     20,000       0.27          5.56         3/3/09       69,933      177,224

---------------

(1) Options have a maximum term of 10 years measured from the date of grant, subject to earlier termination upon the optionee's cessation of service with the Company. The options generally vest on a monthly basis over a four-year period.

(2) Based on options to purchase 7,287,318 shares granted to employees in fiscal 1999.

(3) The exercise price is equal to the fair market value of the Common Stock as determined by the closing price of the stock on the NASDAQ National Market on the date of grant.

(4) The potential realizable value is calculated based on the term of the option at its time of grant (10 years in the case of these options). It is calculated on the assumption that the market value of the underlying stock increases at the stated values, compounded annually. The total appreciation of the options over their 10-year terms at 5% and 10% would be 62.89% and 159.37%, respectively.

   AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1999 AND FISCAL YEAR-END OPTION
                                     VALUES

                                                                    NUMBER OF
                                                                   SECURITIES            VALUE OF
                                                                   UNDERLYING         UNEXERCISED IN-
                                                                   UNEXERCISED       THE-MONEY OPTIONS
                                                                OPTIONS AT FISCAL   AT FISCAL YEAR-END
                                                                   YEAR-END(#)            ($)(2)
                            SHARES ACQUIRED        VALUE          EXERCISABLE/         EXERCISABLE/
NAME                        ON EXERCISE(#)    REALIZED($)(1)      UNEXERCISABLE        UNEXERCISABLE
----                        ---------------   ---------------   -----------------   -------------------
A. Laurence Jones.........            0                 --      270,832/1,229,168   2,115,198/9,599,802
Keith S. Kendrick.........      183,313          2,646,581             --                   --
Dennis Cagan..............      125,000            945,375        150,000/150,000       899,550/899,550
Mary Beth Loesch..........            0                 --              0/300,000           0/1,143,000
Elizabeth Wallace.........            0                 --              0/275,000           0/1,143,000
Robin Green...............            0                 --              0/400,000           0/1,524,000
David B. Ehrenthal........       60,000            652,910          2,500/107,500      25,930/1,226,536

---------------

(1) Based on the fair market value per share of Common Stock (based upon the closing price of the Company's Common Stock on the NASDAQ National Market) at the date of exercise, less the exercise price.

(2) Based on the fair market value per share of Common Stock of $14.06 at December 31, 1999, less the exercise price, multiplied by the number of shares underlying the option.

                             EMPLOYMENT AGREEMENTS

     In May 1999, the Company entered into an employment agreement with Elizabeth Wallace, Vice President of Client Services. The agreement provides that Ms. Wallace shall receive: (A) an annual salary of $150,00, (B) a bonus of up to $75,000 based upon reaching performance targets (the Company agrees that she will receive at least $35,000 of the performance bonus for the period through December 31, 1999) and (C) a stock option to purchase 125,000 shares of the Company's Common Stock, with an exercise price per share of $12.37. The agreement does not have a fixed expiration date and may be terminated with or without "cause" (as defined in the agreement) and with or without notice by either party at any time, for any reason or no reason. If Ms. Wallace's employment is terminated without "cause" by the Company, she will be entitled to four months salary as a severance package. If she resigns or is terminated for "cause" by the Company, all compensation and benefits will cease immediately upon the last day of employment. In November 1999, the agreement was amended to promote Ms. Wallace to Senior Vice President, Sales and Service, increase her salary to $185,000 and grant an additional stock option to purchase 150,000 shares of the Company's Common Stock, with an exercise price per share of $11.69.

     In April 1999, the Company entered into an employment agreement with Mary Beth Loesch, Vice President of Corporate Development. The agreement provides that Ms. Loesch shall receive: (A) an annual salary of $170,000, (B) a bonus of up to $85,000 based upon reaching performance targets (the Company agrees that she will receive at least $50,000 of the performance bonus for the period through December 31, 1999), (C) a stock option to purchase 300,000 shares of the Company's Common Stock, with an exercise price per share equal to $10.25 and (D) in the case of a short term disability claim, she will be paid her normal salary the first 90 days until the long term disability insurance begins. The agreement does not have a fixed expiration date and may be terminated with or without "cause" (as defined in the agreement) and with or without notice by either party at any time, for any reason or no reason. If Ms. Loesch's employment is terminated without "cause" by the Company , she will be entitled to 12 months salary as a severance package. If she resigns or is terminated for "cause" by the Company, all compensation and benefits will cease immediately upon the last day of employment.

     In March 1999, the company entered into an employment agreement with A. Laurence Jones, President and Chief Executive Officer. The agreement provides that Mr. Jones shall receive: (A) an annual salary of $250,000, (B) a performance bonus of up to $150,000 upon reaching performance targets (the Company agrees that he will receive at least $125,000 of the performance bonus for the period through December 31, 1999, with the balance of the performance bonus to be awarded, if at all, at the sole discretion of the Board) and (C) a stock option to purchase 1,500,000 shares of the Company's Common Stock, with an exercise price per share equal to $6.25. The agreement does not have a fixed expiration date and may be terminated with or without "cause" (as defined in the agreement) and with or without notice by either party at any time, for any reason or no reason. If Mr. Jones' employment is terminated without "cause" by the Company, he will be entitled to (i) 18 months current base salary as a severance package, (ii) 18 months of accelerated vesting of the then-unvested portion of the option and (iii) six months of COBRA benefits paid by the Company. If he terminates his employment with the Company for "good reason" (as defined in the agreement) within 120 consecutive days following the occurrence of an event or events constituting good reason he will be entitled to: (i) 18 months current base salary as a severance package, (ii) 18 months of accelerated vesting of the then-unvested portion of the Option and (iii) six months of COBRA benefits paid by the Company.

     In January 1998, the Company entered into an employment agreement with David Ehrenthal, Vice President, Sales and Marketing of the Company. The employment agreement, provides that (i) Mr. Ehrenthal receive: (A) an annual salary of $150,000, (B) a payment of $30,000 within ten days of his first day of employment, (C) a bonus of up to 50% of his annual salary upon reaching certain target goals, (D) a stock option to purchase 75,000 shares of the Company's stock with an exercise price of $0.937 (accounts for the decision by the Board of Directors to reprice the options on April 28, 1998) and (E) a stock option to purchase 25,000 shares of the Company's stock with an exercise price of $0.937 (accounts for the decision by the Board of Directors to reprice the options on April 28, 1998), and (ii) if upon a "change of control" (as defined in the agreement) Mr. Ehrenthal's duties with the Company are significantly changed, he may terminate his employment with the Company. Upon a termination under such circumstances, Mr. Ehrenthal will receive four months salary as a severance package. In addition, the employment agreement provides that if Mr. Ehrenthal's employment with the Company terminates, he shall be available to perform consulting services not to exceed 15 hours per week for a period of two months.

     In April 1997, the Company entered into an employment agreement with Keith Kendrick, former President of the Company. The employment agreement, as amended, provided that Mr. Kendrick receive: (A) an annual salary of $215,000, (B) a payment of $83,000 for expenses incurred in 1997 and (C) a signing bonus of $15,000 and certain relocation expenses. In addition, the employment agreement provided that if the Company's cash or cash equivalents fell below $1,500,000, the Company would pay Mr. Kendrick $100,000 within ten days of Mr. Kendrick's request for payment under the employment agreement. Mr. Kendrick left the Company in January 1999.

     In January 1999, the Company entered into an employment agreement with Dennis Cagan as Interim Chief Executive Officer. The agreement provided that Mr. Cagan receive: (A) an annual salary of $250,000, (B) a term life insurance policy in the amount of 1,000,000 at the Company's sole cost and expense during the entire period of his continuous employment with the Company regardless of his position or title, (C) a performance bonus of up to $100,000 upon reaching the following performance targets, (i) successful relocation of the Company's headquarters to Boulder, Colorado, (ii) stabilize and integrate the Company's operations in Boulder, (iii) build and increase the Company's gross revenues and
(iv) identify and successfully recruit a new Chief Executive Officer, who is acceptable to the Board, (D) an incentive stock option to purchase 15,000 shares of the Company's stock with an exercise price of $8.063 and (E) a non-qualified stock option to purchase 135,000 shares of the Company's stock with an exercise price of $8.063. On October 31, 1999, Mr. Cagan resigned as an executive officer of the Company. Mr. Cagan concurrently entered into a temporary, part time employment agreement pursuant to which he agreed to provide the company with strategic leadership. Mr. Cagan's part-time employment agreement is terminable at will by either the Company or Mr. Cagan and supercedes his full-time employment agreement, which is null and void. Mr. Cagan is compensated for work requested and performed at the rate of $1000 per eight hour day, less payroll deductions and required withholdings. Mr. Cagan retains all rights he has with respect to his options to purchase the Company's Common Stock. Mr. Cagan continues to serve as a director of the Company.

     In April 1999, the Company entered into an employment agreement with Robin Green as the Vice President, Sales & Marketing. The agreement provided that Mr. Green receive: (A) an annual salary of

$200,000, (B) a performance bonus of up to $200,000 upon reaching quarterly performance targets (the Company agreed that he would be guaranteed at least $150,000 of the performance bonus for the period through Dec 31, 1999, with the balance of the performance bonus to be awarded, if at all, at the sole discretion of the Board, in addition to a monthly draw of $8,333 against his annual bonus plan defined above, (D) an incentive stock option to purchase 400,000 shares of the Company's stock with an exercise price of $10.25, (E) a one-time hiring bonus of $25,000 and (F) Company would reimburse up to a maximum of $75,000 for relocation benefits, in addition to reimbursing for the tax consequences incurred from the relocation benefits. If Mr. Green's employment was terminated without "cause" (as defined in the agreement) by the Company, he would be entitled to six months of current base salary as a severance package. If he resigns or is terminated for "cause" (as defined in the agreement), all compensation and benefits would cease immediately upon his last day of employment. On November 15, 1999, Mr. Green resigned his position as the Company's Vice President, Sales and Marketing. He concurrently entered into a temporary, part-time employment agreement whereby he agreed to advise and assist the Company with its sales and marketing efforts. Mr. Green's part-time employment agreement supercedes his full-time employment agreement, which is null and void. Mr. Green is compensated at the rate of $16,666.67 per month, less payroll deductions and required withholdings. Mr. Green's part-time employment agreement terminates on April 15, 2000, unless earlier terminated by the Company or Mr. Green pursuant to the terms of the agreement. Upon such termination, Mr. Green will be entitled to a severance payment equal to one month's salary. Mr. Green retains all rights he has with respect to his previously granted options to purchase the Company's Common Stock until Mr. Green's part-time employment agreement is so terminated.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The current members of the Board's Compensation Committee are Mr. Feld, Ms. Patsley and Mr. Reischel, none of whom is an employee of the Company. No person who was an employee of the Company in fiscal year 1999 served on the Compensation Committee in fiscal year 1999. During fiscal year 1999, no executive officer of the Company (i) served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served on the Company's Compensation Committee, (ii) served as a director of another entity, one of whose executive officers served on the Company's Compensation Committee, or (iii) served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served as a director of the Company.

     As noted above, the Company's Compensation Committee is currently composed of Mr. Feld, Mr. Reischel and Ms. Patsley. Ms. Patsley currently serves as a director and Chief Executive Officer of Paymentech, Inc. On April 1, 2000, Ms. Patsley intends to become executive vice president of First Data Corp. and president of First Data Merchant Services, First Data Corp.'s merchant processing enterprise. Pursuant to a Shareholder Rights Agreement among us and certain of our stockholders, including Paymentech, Inc., we agreed, for a period of four years, not to enter into an agreement with, or otherwise utilize, a payment card transaction acquirer other than Paymentech for provision of payment processing services that Paymentech is willing and capable of providing at a commercially reasonable price. In August 1996, in connection with the amendment of the Shareholder Rights Agreement, we entered into an agreement with Paymentech for the waiver of this processing right. In exchange for this waiver, we agreed to pay Paymentech facility fees totaling $500,000 and transaction surcharges of no less than $500,000 during the 40-month period beginning September 1, 1996, depending upon the number of transactions processed through merchant acquirers other than Paymentech. We believe that the payments for services provided by Paymentech were no less favorable to us than would be charged for similar services by unrelated third parties.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report shall not be incorporated by reference into any such filings.

                         COMPENSATION COMMITTEE REPORT

     The following report is submitted by the Compensation Committee. Each member of the Compensation Committee is a non-employee director. The Compensation Committee is responsible for establishing the direction for the Company's executive compensation strategy. Underlying the Compensation Committee's decisions is the firm belief that the actions of the Company's executive officers directly impact the short-term and long-term performance of the Company, and such officers should be rewarded in a manner consistent with the Company's financial and non-financial results.

EXECUTIVE COMPENSATION PHILOSOPHY

     The Company's executive compensation program has been designed to provide competitive levels of compensation that are linked to the performance of the Company, recognize achievement of annual and long-term goals, reward above-target performance and help attract and retain qualified executives. Consistent with this philosophy, the executive compensation program provides annual cash compensation through base salary and in some cases an annual bonus, and a long-term component through stock options. The program supports a performance-oriented environment by providing incentive compensation that changes in a consistent and measurable way with both the financial performance of the Company and management performance in support of strategic objectives.

     The Compensation Committee determines annual salaries, bonuses and long-term incentives for senior executive officers. Salaries are based primarily on experience, responsibility and individual performance. Equity-based compensation is oriented toward the achievement of increasing stockholder value over the long term and is implemented pursuant to the Option Plan.

BASE SALARY

     The Compensation Committee establishes base salaries each year at a level intended to be competitive with comparable companies. In addition to the competitive market range, many factors are considered in determining actual base salaries, including the duties and responsibilities assumed by the executive, the scope of the executive's position, length of service, individual performance, internal equity considerations and special expertise beneficial to the Company. The Compensation Committee also reviews relevant financial results and the success of the management team in areas of performance that are not easily captured through accounting measures, such as business strategies and introductions of new products and services.

CHIEF EXECUTIVE OFFICER COMPENSATION

     During 1999, the Company's current Chief Executive Officer, A. Laurence Jones, earned $197,916.73. Mr. Jones has served as the Company's Chief Executive Officer since April 1999, following the resignation of Mr. Cagan. The Compensation Committee's approach to establishing Mr. Jones' compensation was to be competitive with comparable companies and to have a significant portion of his compensation depend on the achievement of financial and non-financial performance criteria. All compensation actions relating to Mr. Jones were subject to approval by the Board of Directors.

     Keith S. Kendrick served as the Company's principal executive officer from June 1998 through January 1999. Mr. Kendrick earned $32,532.80 in 1999 as the Company's President and principal executive officer.

     Dennis J. Cagan served as the Company's interim Chief Executive Officer from January 1999 to April 1999. Mr. Cagan earned $298,685.93 in 1999 as the Company's interim Chief Executive Officer.

CONCLUSION

     The Compensation Committee believes the mix of market-based salaries and the potential for equity-based rewards for long-term performance represents an appropriate balance of total compensation. This balanced executive compensation program provides a competitive and motivational compensation package to the executive team required to produce the results the Company strives to achieve in the future. The Compensation Committee further believes that the executive compensation program strikes an appropriate balance between the interest of the stockholders, the needs of the Company in operating its business and needs of the executive team.

COMPENSATION COMMITTEE

  Pamela H. Patsley
  Bradley A. Feld
  Gary Reischel

                     PERFORMANCE MEASUREMENT COMPARISON(1)

     The following graph shows the total stockholder return of an investment of $100 in cash on December 13, 1996 for (i) the Company's Common Stock, (ii) the Standard & Poor's 500 Index (the "S&P 500") and (iii) the Hambrecht & Quist Internet Index. All values assume reinvestment of the full amount of all dividends and are calculated as of December 31 of each year:

             COMPARISON OF CUMULATIVE TOTAL RETURN ON INVESTMENT(2)
[GRAPH]

-------------------------------------------------------------------------------------------------------------
                                               12/13/96      12/96        12/97        12/98        12/99
-------------------------------------------------------------------------------------------------------------
 MessageMedia, Inc.                              100          100           33           60           156
 S & P 500                                       100          102          136          174           211
 Hambrecht & Quist Internet                      100           95          128          298         1,034

---------------

(1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2) Assumes $100 invested on December 13, 1996 and assumes reinvestment of dividends. Fiscal year ends on December 31, 1996, 1997, 1998 and 1999.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On October 21, 22 and 25, 1999, the Company closed a private placement of approximately 4.095 million shares of its Common Stock for $41.975 million. Pequot Private Equity Fund, L.P. and Pequot Offshore Private Equity Fund, Inc., known as the Pequot entities, acquired an aggregate of 487,805 of these shares at $10.25 per share. Mr. Poch, Co-Chairman of our Board of Directors, is a Principal of Pequot Capital Management, an affiliate of these Pequot entities. SOFTBANK America, Inc., SOFTBANK Technology Ventures IV L.P. and SOFTBANK Technology Advisors Fund L.P., known as the "SOFTBANK entities," acquired an aggregate of 487,806 of these shares at $10.25 per share. Two of our former directors, Messrs. Fisher and Rieschel, serve as directors of SOFTBANK Corp., an affiliate of the SOFTBANK entities. Additionally, Mr. Feld, Co-Chairman of our Board of Directors, is a Managing Director of SOFTBANK Technology Ventures IV L.P. and SOFTBANK Technology Advisors Fund L.P.

PEQUOT TRANSACTION

     In March 1999, we sold 2,352,942 shares of our Common Stock to Pequot Private Equity Fund, L.P. and Pequot Offshore Private Equity Fund, Inc., known as the Pequot entities, at a price of $4.25 per share for an aggregate purchase price of $10.0 million. Mr. Poch, Co-Chairman of our board of directors, is a Principal of Pequot Capital Management, an affiliate of these Pequot entities.

DECISIVE TECHNOLOGY ACQUISITION

     In August 1999, we acquired Decisive Technology. SOFTBANK Ventures, Inc., an investor in Decisive Technology, received 254,022 shares of our common stock as a result of the acquisition. SOFTBANK Corp. owns 100% of the capital stock of SOFTBANK Ventures, Inc. Two of our former directors, Messrs. Fisher and Rieschel, serve as directors of SOFTBANK Corp.

ADDITIONAL AGREEMENTS

     Pursuant to a Shareholder Rights Agreement among us and certain of our stockholders, including Paymentech, Inc., we agreed, for a period of four years, not to enter into an agreement with, or otherwise utilize, a payment card transaction acquirer other than Paymentech for provision of payment processing services that Paymentech is willing and capable of providing at a commercially reasonable price. In August 1996, in connection with the amendment of the Shareholder Rights Agreement, we entered into an agreement with Paymentech for the waiver of this processing right. In exchange for this waiver, we agreed to pay Paymentech facility fees totaling $500,000 and transaction surcharges of no less than $500,000 during the 40-month period beginning September 1, 1996, depending upon the number of transactions processed through merchant acquirers other than Paymentech. Ms. Patsley, on of our directors, is the Chief Executive Officer and a director of Paymentech. On April 1, 2000, Ms. Patsley intends to become executive vice president of First Data Corp. and president of First Data Merchant Services, First Data Corp.'s merchant processing enterprise. We believe that the payments for services provided by Paymentech were no less favorable to us than would be charged for similar services by unrelated third parties.

     We entered into indemnification agreements with each of our directors and executive officers. These agreements require us to indemnify such individuals to the fullest extent permitted by law.

     The Company has entered into certain agreements with certain of its current and former executive officers, as described under the caption "Executive Compensation -- Employment Agreements."

     The Company has also entered into certain transactions with its directors, as described under the caption "Executive Compensation -- Compensation of Directors." Any future transaction between the Company and its executive officers, directors and their affiliates will be on terms no less favorable to the Company than can be obtained from unaffiliated third parties, and any material transactions with such persons will be approved by a majority of the disinterested members of the Board of Directors.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                            By Order of the Board of Directors

                                            /s/ Martin T. Johnson

                                            Martin T. Johnson
                                            Senior Vice President, Chief
                                            Financial Officer
                                              and Secretary

March 28, 2000

                                                                      Appendix A

                               MESSAGEMEDIA, INC.

                                 1995 STOCK PLAN

                                  (AS AMENDED)

         1. Purposes of the Plan. The purposes of this Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants of the Company and its Subsidiaries and to promote the success of the Company's business. Options granted under the Plan may be incentive stock options (as defined under Section 422 of the Code) or nonstatutory stock options, as determined by the Administrator at the time of grant of an option and subject to the applicable provisions of Section 422 of the Code, as amended, and the regulations promulgated thereunder.

         2. Definitions. As used herein, the following definitions shall apply:

            (a) "Administrator" means the Board or any of its Committees appointed pursuant to Section 4 of the Plan.

            (b) "Applicable Laws" means the requirements relating to the administration of stock option plans under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are, or will be, granted under the Plan.

            (c) "Board" means the Board of Directors of the Company.

            (d) "Code" means the Internal Revenue Code of 1986, as amended.

            (e) "Committee" means a Committee appointed by the Board of Directors in accordance with Section 4 of the Plan.

            (f) "Common Stock" means the Common Stock of the Company.

            (g) "Company" means MessageMedia, Inc., a Delaware corporation.

            (h) "Consultant" means any person who is engaged by the Company or any Parent or Subsidiary to render consulting or advisory services and is compensated for such services.

            (i) "Continuous Status as an Employee or Consultant" means that the employment or consulting relationship with the Company, any Parent, or Subsidiary, is not interrupted or terminated. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. A leave of absence approved by the Company shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company. For purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract, including Company policies. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

            (j) "Director" means a member of the Board.

            (k) "Employee" means any person, including Officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

            (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            (m) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market of the Nasdaq Stock Market its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, or;

                (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

            (n) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

            (o) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

            (p) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

            (q) "Option" means a stock option granted pursuant to the Plan.

            (r) "Optioned Stock" means the Common Stock subjet to an Option.

            (s) "Optionee" means an Employee or Consultant who receives an Option.

            (t) "Parent" means a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

            (u) "Plan" means this 1995 Stock Option Plan.

            (v) "Share" means a share of the Common Stock, as adjusted in accordance with Section 11 below.

            (w) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

         3. Stock Subject to the Plan. Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 9,000,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

            If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option exchange or Option repricing Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if unvested Shares are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

         4. Administration of the Plan.

            (a) Procedure.

                (i) Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Employees, Directors and Consultants.

                (ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

                (iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 of the Securities and Exchange Act of 1934, as amended ("Rule 16b-3"), the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

                (iv) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which Committee shall be constituted to satisfy Applicable Laws.

            (b) Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, including the approval, if required, of any stock exchange upon which the Common Stock or other securities of the Company are listed, the Administrator shall have the authority, in its discretion:

                (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(m) of the Plan;

                (ii) to select the Employees, Directors and Consultants to whom Options may from time to time be granted hereunder;

                (iii) to determine whether and to what extent Options are granted hereunder;

                (iv) to determine the number of shares of Common Stock to be covered by each such award granted hereunder;

                (v) to approve forms of agreement for use under the Plan;

                (vi) to determine the terms and conditions of any award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

                (vii) to determine whether and under what circumstances an Option may be settled in cash under subsection 9(f) instead of Common Stock;

                (viii) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option has declined since the date the Option was granted;

                (ix) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

                (x) to provide for the early exercise of unvested Options, subject to such terms and conditions as shall be determined by the Administrator; and

                (x) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan.

            (c) Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees and any other holders of any Options.

         5. Eligibility.

            (a) Nonstatutory Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees. An Employee, Director or Consultant who has been granted an Option may, if otherwise eligible, be granted additional Options.

            (b) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this
Section 5(b), Incentive Stock Options shall be taken into account in the order in which they are granted. The

Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

            (c) The Plan shall not confer upon any Optionee any right with respect to the continuation of the Optionee's service to the Company as an Employee, Director or Consultant, nor shall it interfere in any way with the Optionee's or the Company's right to terminate the Optionee's service to the Company at any time, with or without cause.

            (d) The following limitations shall apply to grants of Options to
Employees:

                (i) No Employee shall be granted, in any fiscal year of the Company, Options to purchase more than 500,000 Shares.

                (ii) The foregoing limitation shall be adjusted proportionately in connection with any change in the Company's capitalization as described in
Section 11.

                (iv) If an Option is canceled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 11), the cancelled Option will be counted against the limit set forth in subsection (i) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

         6. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company, as described in Section 17 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under
Section 13 of the Plan.

         7. Term of Option. The term of each Option shall be the term stated in the Option Agreement; provided, however, that the term shall be no more than ten
(10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

         8. Option Exercise Price and Consideration.

            (a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

                (i) In the case of an Incentive Stock Option

                    (A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                    (B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

                (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

                (iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

            (b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of (1) cash, (2) check, (3) surrender of other Shares which (x) in the case of Shares acquired upon exercise of an Option have been owned by the Optionee for more than six months on the date of surrender and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (4) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price, or
(5) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Board shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

         9. Exercise of Option.

            (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

                An Option may not be exercised for a fraction of a Share.

                An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 8(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in
Section 11 of the Plan.

                Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

            (b) Termination of Employment or Consulting Relationship. In the event of termination of an Optionee's Continuous Status as an Employee or Consultant with the Company (but not in the event of an Optionee's change of status from Employee to Consultant (in which case an Employee's Incentive Stock Option shall automatically convert to a Nonstatutory Stock Option on the ninety-first (91st) day following such change of status) or from Consultant to Employee), such Optionee may, but only within such period of time as is determined by the Administrator, of at least thirty (30) days, with such determination in the case of an Incentive Stock Option not exceeding three (3) months after the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise his or her Option to the extent that Optionee was entitled to exercise it at the date of such termination, or to such other extent as may be determined by the Administrator. If the Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

            (c) Disability of Optionee. In the event of termination of an Optionee's Continuous Status as an Employee or Consultant as a result of his or her "disability," as defined in Section 22(e)(3) of the Code, the Optionee may exercise an Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to the entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise an Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

            (d) Death of Optionee. In the event of the death of an Optionee, an Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option on the date of death. If, on the date of death, the Optionee was not entitled to exercise the entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If, after death, the Optionee's estate or a person who acquired the right to exercise an Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

            (e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

         10. Non-Transferability of Options. Unless determined otherwise by the Administrator, an Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option transferable, such Option shall contain such additional terms and conditions as the Administrator deems appropriate.

         11. Adjustments Upon Changes in Capitalization or Merger.

            (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

            (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Board shall notify the Optionee at least fifteen (15) days prior to such proposed action. To the extent it has not been previously exercised, the Option will terminate immediately prior to the consummation of such proposed action.

            (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, the Optionee shall fully vest in and have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

         12. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option, or such other date as is determined by the Board. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

         13. Amendment and Termination of the Plan.

             (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

             (b) Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

             (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

         14. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

             As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

         15. Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

             The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

         16. Agreements. Options shall be evidenced by written agreements in such form as the Board shall approve from time to time.

         17. Shareholder Approval. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required under applicable state and federal law and the rules of any stock exchange upon which the Common Stock is listed.

                                                                      Appendix B


                                            AS AMENDED THROUGH DECEMBER 20, 1999

                               MESSAGEMEDIA, INC.
                          EMPLOYEE STOCK PURCHASE PLAN


I. PURPOSE OF THE PLAN

This Employee Stock Purchase Plan is intended to promote the interests of MessageMedia, Inc. by providing eligible employees with the opportunity to acquire a proprietary interest in the Corporation through participation in a payroll-deduction based employee stock purchase plan designed to qualify under
Section 423 of the Code.

Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

II. ADMINISTRATION OF THE PLAN

The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Code Section 423. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.

III. STOCK SUBJECT TO PLAN

A. The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed One Hundred Thousand (100,000) shares.

B. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to
(i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date and (iii) the number and class of securities and the price per share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits thereunder.

IV. OFFERING PERIODS

A. Shares of Common Stock shall be offered for purchase under the Plan through a series of successive offering periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

B. The initial offering period shall commence at the Effective Time and terminate on the last business day in December 1997. All subsequent offering periods shall coincide with each calendar year.

C. Each offering period shall be comprised of a series of successive quarterly Purchase Intervals. Purchase Intervals shall begin on the first business day in January, April, July and October each year and terminate on the last business day in the following March, June, August and December, respectively. However, the first Purchase Interval under the initial offering period shall commence at the Effective Time and terminate on the last business day in December, 1996.

V. ELIGIBILITY

A. Each Eligible Employee shall be eligible to enter an offering period under the Plan on the start date of any Purchase Interval within that offering period, provided he or she remains an Eligible Employee on that date. The date an individual enters an offering period shall be designated his or her Entry Date for purposes of that offering period.

B. To participate in the Plan for a particular offering period, the Eligible Employee must complete the enrollment forms prescribed by the Plan Administrator (including a stock purchase agreement and a payroll deduction authorization form) and file such forms with the Plan Administrator (or its designate) on or before his or her scheduled Entry Date.

VI. PAYROLL DEDUCTIONS

A. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock during any offering period may be a fixed dollar amount or any multiple of one percent (1%) of the Base Salary paid to the Participant during each Purchase Interval within that offering period. In all cases, the payroll deduction may not exceed a maximum of twenty percent (20%) of Base Salary. The deduction rate so authorized shall continue in effect throughout the offering period. The Participant may, prior to the beginning of any Purchase Interval during the offering period, reduce or increase his or her payroll deduction by filing the appropriate form with the Plan Administrator. The new payroll deduction shall become effective as of the start date of the first Purchase Interval following the filing of such form.

B. Payroll deductions shall begin with the first pay day following the Participant's Entry Date into the offering period and shall(unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of that offering period, provided that the Plan Administrator may delay the first payroll deduction with respect to the initial offering period. The amounts so collected shall be credited to the Participant's book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account. The amounts collected from the Participant shall not be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation and used for general corporate purposes.

C. Payroll deductions shall automatically cease upon the termination of the Participant's purchase right in accordance with the provisions of the Plan.

D. The Participant's acquisition of Common Stock under the Plan on any Purchase Date shall neither limit nor require the Participant's acquisition of Common Stock on any subsequent Purchase Date, whether within the same or a different offering period.

VII. PURCHASE RIGHTS

A. Grant of Purchase Right. A Participant shall be granted a separate purchase right for each offering period in which he or she participates. The purchase right shall be granted on the Participant's Entry Date into the offering period and shall provide the Participant with the right to purchase shares of Common Stock, in a series of successive installments over the remainder of such offering period, upon the terms set forth below. The Participant shall execute a stock purchase agreement embodying such terms and conditions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Corporate Affiliate.

B. Exercise of the Purchase Right. Each purchase right shall be automatically exercised in installments on each successive Purchase Date within the offering period, and shares of Common Stock shall accordingly be purchased on behalf of each Participant (other than any Participant whose payroll deductions have previously been refunded in accordance with the Termination of Purchase Right provisions below) on each such Purchase Date. The purchase shall be effected by applying the Participant's payroll deductions for the Purchase Interval ending on such Purchase Date to the purchase of shares of Common Stock (subject to the limitation on the maximum number of shares purchasable per Participant on any one Purchase Date) at the purchase price in effect for the Participant for that Purchase Date.

C. Purchase Price. The purchase price per share at which Common Stock will be purchased on the Participant's behalf on each Purchase Date within the offering period shall be equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the first business day of each Purchase Interval or (ii) the Fair Market Value per share of Common Stock on that Purchase Date.

D. Excess Payroll Deductions. Any payroll deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable by the Participant on the Purchase Date shall be immediately refunded.

E. Termination of Purchase Right. The following provisions shall govern the termination of outstanding purchase rights:

(i) A Participant may, at any time prior to the next Purchase Date in the offering period, terminate his or her outstanding purchase right by filing the appropriate form with the Plan Administrator (or its designate), and no further payroll deductions shall be collected from the Participant with respect to the terminated purchase right. Any payroll deductions collected during the Purchase Interval in which such termination occurs shall, at the Participant's election, be immediately refunded or held for the purchase of shares on the next Purchase Date. If no such election is made at the time such purchase right is terminated, then the payroll deductions collected with respect to the terminated right shall be refunded as soon as possible.

(ii) The termination of such purchase right shall be irrevocable, and the Participant may not subsequently rejoin the offering period for which the terminated purchase right was granted. In order to resume participation in any subsequent offering period, such individual must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before his or her scheduled Entry Date into that offering period.

(iii) Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant's payroll deductions for the Purchase Interval in which the purchase right so terminates shall be immediately refunded. However, should the Participant cease to remain in active service by reason of an approved unpaid leave of absence, then the Participant shall have the right, exercisable up until the last business day of the Purchase Interval in which such leave commences, to (a) withdraw all the payroll deductions collected during such Purchase Interval or (b) have such funds held for the purchase of shares on the next scheduled Purchase Date. In no event, however, shall any further payroll deductions be collected from the Participant during such leave. Upon the Participant's return to active service, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began.

F. Corporate Transaction. Each outstanding purchase right shall automatically be exercised, immediately prior to the effective date of any Corporate Transaction, by applying the payroll deductions of each Participant for the Purchase Interval in which such Corporate Transaction occurs to the purchase of shares of Common Stock at a purchase price per share equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the first business day of the Purchase Interval in which such Corporate Transaction occurs or (ii) the Fair Market Value per share of Common Stock immediately prior to the effective date of such Corporate Transaction. However, the applicable limitation on the number of shares of Common Stock purchasable per Participant on any one Purchase Date shall continue to apply to any such purchase.

The Corporation shall use its best efforts to provide at least ten (10)-days prior written notice of the occurrence of any Corporate Transaction, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Corporate Transaction.

G. Proration of Purchase Rights. Should the total number of shares of Common Stock which are to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded.

H. Assignability. The purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.

I. Stockholder Rights. A Participant shall have no stockholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant's behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

VIII. ACCRUAL LIMITATIONS

A. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code
Section 423) of the Corporation or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000) worth of stock of the Corporation or any Corporate Affiliate (determined on the basis of the Fair Market Value of such stock on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

B. For purposes of applying such accrual limitations, the following provisions shall be in effect:

(i) The right to acquire Common Stock under each outstanding purchase right shall accrue in a series of installments on each successive Purchase Date during the offering period for which such right is granted.

(ii) No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one (1) or more other purchase rights at a rate equal to Twenty-Five Thousand Dollars ($25,000) worth of Common Stock (determined on the basis of the Fair Market Value per share on the date or dates of grant) for each calendar year such rights were at any time outstanding.

C. If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Purchase Interval, then the payroll deductions which the Participant made during that Purchase Interval with respect to such purchase right shall be promptly refunded.

D. In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.

IX. EFFECTIVE DATE AND TERM OF THE PLAN

A. The Plan was adopted by the Board on July 18, 1996 and shall become effective at the Effective Time, provided no purchase rights granted under the Plan shall be exercised, and no shares of Common Stock shall be issued hereunder, until (i) the Plan shall have been approved by the stockholders of the Corporation and
(ii) the Corporation shall have complied with all applicable requirements of the 1933 Act (including the registration of the shares of Common Stock issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock is listed for trading and all other applicable requirements established by law or regulation. In the event such stockholder approval is not obtained, or such compliance is not effected, within twelve (12) months after the date on which the Plan is adopted by the Board, the Plan shall terminate and have no further force or effect and all sums collected from Participants during the initial offering period hereunder shall be refunded.


B. Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) ten years from the date on which the plan was adopted, (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan or (iii) the date on which all purchase rights are exercised in connection with a Corporate Transaction. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following such termination.

X. AMENDMENT OF THE PLAN

The Board may alter, amend, suspend or discontinue the Plan at any time to become effective immediately following the close of any Purchase Interval, provided that the Board may condition the effectiveness of any such amendment on the Corporation having obtained the prior approval of the Corporation's stockholders.

XI. GENERAL PROVISIONS

A. All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation.

B. Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Corporation or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person's employment at any time for any reason, with or without cause.

C. The provisions of the Plan shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

                                   SCHEDULE A


                          CORPORATIONS PARTICIPATING IN
                          EMPLOYEE STOCK PURCHASE PLAN
                            AS OF THE EFFECTIVE TIME

                       First Virtual Holdings Incorporated
                               MessageMedia, Inc.
                              Email Publishing Inc.
                             Distributed Bits L.L.C.
                              Revnet Systems, Inc.
                            Decisive Technology, Inc.

                                    APPENDIX

The following definitions shall be in effect under the Plan:

A. BASE SALARY shall mean the regular base salary paid to a Participant by one or more Participating Companies during such individual's period of participation in the Plan, plus any pre-tax contributions made by the Participant to any Code
Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate. The following items of compensation shall not be included in Base
Salary: (i) all overtime payments, bonuses, commissions (other than those functioning as base salary equivalents), profit-sharing distributions and other incentive-type payments and (ii) any and all contributions (other than Code
Section 401(k) or Code Section 125 contributions) made on the Participant's behalf by the Corporation or any Corporate Affiliate under any employee benefit or welfare plan now or hereafter established.

B. BOARD shall mean the Corporation's Board of Directors.

C. CODE shall mean the Internal Revenue Code of 1986, as amended.

D. COMMON STOCK shall mean the Corporation's common stock.

E. CORPORATE AFFILIATE shall mean any parent or subsidiary corporation of the Corporation (as determined in accordance with Code Section 424), whether now existing or subsequently established.

F. CORPORATE TRANSACTION shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

(i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation.

G. CORPORATION shall mean MessageMedia, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of MessageMedia, Inc. which shall by appropriate action adopt the Plan.

H. EFFECTIVE TIME shall mean the time at which the Underwriting Agreement is executed and finally priced. Any Corporate Affiliate which becomes a Participating Corporation after such Effective Time shall designate a subsequent Effective Time with respect to its employee-Participants.

I. ELIGIBLE EMPLOYEE shall mean any person who is employed by a Participating Corporation on a basis under which he or she is regularly expected to render more than twenty (20) hours of service per week for more than five (5) months per calendar year for earnings considered wages under Code Section 3401(a).

J. ENTRY DATE shall mean the date an Eligible Employee first commences participation in the offering period in effect under the Plan. The earliest Entry Date under the Plan shall be the Effective Time.

K. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) For purposes of the initial offering period which begins at the Effective Time, the Fair Market Value shall be deemed to be equal to the price per share at which the Common Stock is sold in the initial public offering pursuant to the Underwriting Agreement.

L. 1933 ACT shall mean the Securities Act of 1933, as amended.

M. PARTICIPANT shall mean any Eligible Employee of a Participating Corporation who is actively participating in the Plan.

N. PARTICIPATING CORPORATION shall mean the Corporation and such Corporate Affiliate or Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees. The Participating Corporations in the Plan as of the Effective Time are listed in attached Schedule A.

O. PLAN shall mean the Corporation's Employee Stock Purchase Plan, as set forth in this document.

P. PLAN ADMINISTRATOR shall mean the Board of Directors of the Corporation or any committee of two (2) or more Board members appointed by the Board to administer the Plan.

Q. PURCHASE DATE shall mean the last business day of each Purchase Interval. The initial Purchase Date shall be the last business day in December, 1996.

R. PURCHASE INTERVAL shall mean each successive period within the offering period at the end of which there shall be purchased shares of Common Stock on behalf of each Participant.

S. STOCK EXCHANGE shall mean either the American Stock Exchange or the New York Stock Exchange.

T. UNDERWRITING AGREEMENT shall mean the agreement between the Corporation and the underwriter or underwriters managing the initial public offering of the Common Stock.

                               MESSAGEMEDIA, INC.

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 27, 2000

THE UNDERSIGNED HEREBY APPOINTS A. LAURENCE JONES AND MARTIN T. JOHNSON, AND EACH OF THEM, AS ATTORNEYS AND PROXIES OF THE UNDERSIGNED, WITH FULL POWER OF SUBSTITUTION, TO VOTE ALL SHARES OF STOCK OF MESSAGEMEDIA, INC. WHICH THE UNDERSIGNED MAY BE ENTITLED TO VOTE AT THE ANNUAL MEETING OF STOCKHOLDERS OF MESSAGEMEDIA, INC. TO BE HELD ON APRIL 27, 2000 AT 10:00 A,M., LOCAL TIME, AT THE BROWN PALACE, 321 17TH STREET, DENVER, COLORADO, AND AT ANY AND ALL POSTPONEMENTS, CONTINUATIONS AND ADJOURNMENTS THEREOF, WITH ALL POWERS THAT THE UNDERSIGNED WOULD POSSESS IF PERSONALLY PRESENT, UPON AND IN RESPECT TO THE FOLLOWING MATTERS AND IN ACCORDANCE WITH THE FOLLOWING INSTRUCTIONS, WITH DISCRETIONARY AUTHORITY AS TO ANY AND ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.


                            o FOLD AND DETACH HERE o




                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!


                         ANNUAL MEETING OF STOCKHOLDERS
                               MESSAGEMEDIA, INC.

                                 APRIL 27, 2000

                                                              PLEASE MARK
                                                              YOUR VOTE      [X]
                                                              INDICATED IN
                                                              THIS EXAMPLE


Management recommends a vote for the nominees for director listed below and for proposals 2, 3, and 4.

Proposal 1. To elect all directors to serve for the     Nominees: 01 A. Laurence Jones, 02 Bradley A. Field, 03 Gerald A. Poch,
issuing year and until their successors are elected.    04 Dennis J. Cagen, 05 Pamela M. Palsley, 06 R. Terry Duryea.

FOR all nominees              WITHHELD
listed to the right           AUTHORITY                 To withhold authority to vote for any individual nominee(s), write such
(except as marked      to vote for all nominees         nominee(s)' name(s) below.
to the contrary)         listed to the right.

     [ ]                        [ ]                     -------------------------------------------------------------------------

Proposal 2. To approve an amendment to the Company's 1995 Stock Plan to increase the aggregate number of shares of Common Stock authorized for issuance under such plan from 7,000,000 to 8,000,000.

         FOR       AGAINST        ABSTAIN

         [ ]         [ ]            [ ]

Proposal 3. To approve an amendment to the Company's Employee Stock Purchase Plan to increase the aggregate number of shares of Common Stock authorized for sale under such plan from 100,000 to 500,000.

         FOR       AGAINST        ABSTAIN

         [ ]         [ ]            [ ]

Proposal 4. To ratify selection of Ernest & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2000.

         FOR       AGAINST        ABSTAIN

         [ ]         [ ]            [ ]

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.





Signature ___________________ Signature _________________ Date _______ 2000

Please sign as name appears hereon. If the stock is registered in the names of two or more persons each should sign. Executors, administrators, trustees, guardians, and attorneys-in-fact should add their title. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating this. If signer is a partnership, please sign in partnership name by an authorized person.


                            o FOLD AND DETACH HERE o

                            YOUR VOTE IS IMPORTANT!
                       YOU CAN VOTE IN ONE OF THREE WAYS:

================================================================================
                                VOTE BY INTERNET
                         24 hours a day, 7 days a week
  Follow the instructions at our Internet Address: http://www.eproxy.com/mesg
================================================================================
                                       or
================================================================================
                                 VOTE BY PHONE
                         HAVE YOUR PROXY CARD IN HAND.
            Call toll-free 1-800-840-1208 on a touch tone telephone
                         24 hours a day, 7 days a week.
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                       Follow the recorded instructions.
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                                       or
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                               VOTE BY PROXY CARD
            Mark, sign and date your proxy card and return promptly
                           in the enclosed envelope.
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                  NOTE: If you voted by Internet or telephone,
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THANK YOU FOR VOTING.